AMENDED AND RESTATED SCHEDULE A TO CUSTODY AGREEMENT

CERTIFICATION OF AUTHORIZED PERSONS

Pursuant to paragraphs 1(b) and 18(a) of the Agreement, the undersigned officers of Northern Funds hereby certify that the person(s) whose name(s) appear(s) below have been duly authorized by the Board of Trustees to give Instructions on behalf of the Fund.

NAME

Peter K. Ewing

Randal E. Rein

Kevin P. O’Rourke

Michael G. Meehan

Craig R. Carberry

Certified as of the 24th day of August, 2017

OFFICER:		OFFICER:

By:	/s/ Kevin P. O’Rourke	By:	/s/ Randal E. Rein

Name: Kevin P. O’Rourke		Name: Randal E. Rein

Title: Vice President		Title: Treasurer